10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.


Fund
Mid Cap Growth Fund
Security
Global Cash Access
Advisor
EIMCO
Transaction
 Date
9/22/2005
Cost
$21,000
Offering Purchase
0.000%
Broker
Deutshce Bank
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
JP Morgan
Banc Of America Securities LLC
Bear, Stearns & Co. Inc
Wachovia Securities, Inc.




Fund
Mid Cap Growth Fund
Security
Global Cash Access
Advisor
EIMCO
Transaction
 Date
9/22/2005
Cost
$502,992
Offering Purchase
0.000%
Broker
Goldman, Sachs & Co.
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
JP Morgan
Banc Of America Securities LLC
Bear, Stearns & Co. Inc
Wachovia Securities, Inc.




Fund
Mid Cap Growth Fund
Security
Global Cash Access
Advisor
EIMCO
Transaction
 Date
9/22/2005
Cost
$26,208
Offering Purchase
0.244%
Broker
Cowen & Co
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
JP Morgan
Banc Of America Securities LLC
Bear, Stearns & Co. Inc
Wachovia Securities, Inc.



Fund
Mid Cap Growth Fund
Security
Amylin Pharmaceuticals Inc
Advisor
EIMCO
Transaction
 Date
1/21/2005
Cost
$3,065,590
Offering Purchase
1.741%
Broker
Morgan Stanley & Co.
Underwriting
Syndicate
Members
Morgan Stanley & Co.
Goldman, Sachs & Co.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Wachovia Securities, Inc.